AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 25, 2006
SCHEDULE 14A
(RULE 14a-101)
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
AND EXCHANGE ACT OF 1934 (Amendment No.           )
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The Cronos Group

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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THE CRONOS GROUP
Société Anonyme Holding
Dennis J. Tietz
Chairman
April 25, 2006
To Our Shareholders:
      We have set our 2006 annual meeting of shareholders for Thursday, June 8, 2006, to commence at 9:00 a.m. (local time) at the Hotel Le Royal, 12 Boulevard Royal, Luxembourg. At the meeting we will ask you to re-elect Maurice Taylor as director; to approve the declaration of a dividend for the second calendar quarter of 2006; to approve an extension of the authority of the Board of Directors to implement a common share repurchase program; to approve our appointment of Deloitte S.A. as our auditors for the year ending December 31, 2006; and to take certain other actions that we are required to submit to you under Luxembourg law.
      Your Board of Directors recommends that you vote in favor of each of these proposals. You should read with care the Proxy Statement, which contains detailed information about these proposals.
      With this Proxy Statement you are also receiving our 2005 annual report, as well as the Company’s consolidated and unconsolidated financial statements for 2005.
      You do not need to attend the meeting to participate. It is important that you take some time to read the enclosed materials and to vote your shares. Whether you plan to attend the meeting or not, we urge you to sign, date, and return the enclosed proxy card in the enclosed postage paid envelope in order that as many shares as possible may be represented at the meeting. The vote of each shareholder is important and your cooperation in promptly returning your executed proxy would be appreciated. Each proxy is revocable and will not affect your right to vote in person. Therefore, even if you execute a proxy, you may still attend the annual meeting of shareholders and vote your shares in person.

Sincerely,

Dennis J. Tietz
Chairman of the Board and
Chief Executive Officer

THE CRONOS GROUP
Société Anonyme Holding

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:   Thursday, June 8, 2006
Time:   9:00 a.m.

Place:	Hotel Le Royal
              12 Boulevard Royal
              Luxembourg
Matters to be voted upon:

1.	Election of one director to serve a three-year term expiring in 2009.

2.	Approval of the declaration of a dividend of seven (7) cents per common share for the second calendar quarter of 2006.

3.	Approval of an extension, from December 1, 2006 to December 1, 2007, of the grant of authority to the Board of Directors to implement a common share repurchase program.

4.	Approval of our appointment of Deloitte S.A. as the Company’s independent auditors for the year ending December 31, 2006 for the Company’s consolidated accounts and the grant of authorization to the Board of Directors to fix the compensation of the independent auditors, such appointment to remain in effect until the approval of its successor.

5.	Approval of our appointment of Fiduciaire Probitas S.à r.l. as the Company’s Luxembourg statutory auditors for the Company’s unconsolidated accounts for the year ending December 31, 2006 and the grant of authorization to the Board of Directors to fix the compensation of the Luxembourg statutory auditors, such appointment to remain in effect until the approval of its successor.

6.	Approval of the consolidated and unconsolidated financial statements of the Company for the year ended December 31, 2005 and the reports of the Company’s Board of Directors, independent auditors (with respect to the consolidated financial statements) and Luxembourg statutory auditors (with respect to the unconsolidated financial statements).

7.	Discharge of the directors of the Company pursuant to Article 74 of the Luxembourg Companies Law from the execution of their mandate for the year ended December 31, 2005.

8.	Discharge of the Luxembourg statutory auditors of the Company pursuant to Article 74 of the Luxembourg Companies Law from the execution of its mandate for the year ended December 31, 2005.

9.	Approval of the allocation of the profit/loss reported by the Company for the year ended December 31, 2005.

10.	Any other matter properly brought before the shareholders at the annual meeting or any adjournment thereof.
      The close of business on April 11, 2006 has been fixed as the record date for determining which shareholders are entitled to notice of the meeting, and any adjournment, postponement, or continuation thereof, and which shareholders are entitled to vote.
      The address of the Company’s registered office is 5, rue Guillaume Kroll, L-1882 Luxembourg, and its telephone number is (352) 26.48.36.88. The Company is organized in Luxembourg as a société anonyme holding with registrar number RCS LUX B27.489.

On Behalf of the Board of Directors,

Dennis J. Tietz
Chairman of the Board
and Chief Executive Officer
April 25, 2006

THE CRONOS GROUP
Société Anonyme Holding
5, rue Guillaume Kroll
L-1882 Luxembourg

PROXY STATEMENT
      Your vote at this annual meeting is important to us. Please vote your common shares by completing the enclosed proxy card and returning it to us in the enclosed envelope. This Proxy Statement has information about the annual meeting and was prepared by the Company’s management for the Board of Directors. This Proxy Statement will be first mailed to shareholders on April 28, 2006.

GENERAL INFORMATION ABOUT VOTING
Who is soliciting your vote?
      These proxy materials are furnished in connection with the solicitation by the Board of Directors of The Cronos Group (“Cronos” or the “Company”) of proxies to be voted at the Company’s 2006 annual meeting and at any meeting following an adjournment, postponement, or continuation thereof.
Who can vote?
      The Board of Directors has fixed the record date as of the close of business on April 11, 2006. Only holders of common shares of the Company on the record date are entitled to vote at the annual meeting. A total of 7,599,347 common shares can be voted at the annual meeting. Shareholders are entitled to one vote for each common share owned on the record date. The enclosed proxy card shows the number of shares you can vote.
Who are the proxyholders?
      The persons named in the enclosed proxy are directors and/or officers of the Company. A shareholder has the right to appoint a person (who need not be a shareholder of the Company) as proxy to attend and act on such shareholder’s behalf at the annual meeting.
How do I vote by proxy?
      Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign, date and promptly return the enclosed proxy card in the accompanying envelope. The common shares presented by any valid proxy will be voted on all matters in accordance with the specifications or instructions marked on the proxy card. In the absence of any such specification or instruction, such common shares will be voted in accordance with the recommendations of the Board of Directors (“FOR” all of the Company’s nominees to the Board and “FOR” each of the other matters to be voted upon and listed in the Notice of Annual Meeting accompanying this Proxy Statement). On all other matters properly submitted to the shareholders at the annual meeting, your shares, in the absence of any specification or instruction on your proxy card, will be voted in the discretion of the proxy holders.
      The accompanying proxy for the annual meeting confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Annual Meeting of Shareholders and this Proxy Statement and with respect to such other business or matters which may properly come before the annual meeting or any adjournment.
What if other matters come up at the annual meeting?
      The Board of Directors does not presently know of any matter to be considered at the meeting other than the matters described herein and in the Notice of Annual Meeting of Shareholders. However, if other matters are properly presented at the meeting, the proxyholders will vote your shares, on your behalf, in accordance with their judgment.

Can I change my vote after I return my proxy card?
      Yes. At any time before the vote on a proposal, you can revoke your proxy or change your vote either by submitting to the Vice President/ Investor Relations of Cronos Capital Corp., an affiliate of the Company, at One Front Street, Suite 925, San Francisco, California 94111, a written notice of revocation, or by signing, dating, and returning a later-dated proxy card.

Can I vote in person at the annual meeting rather than by completing the proxy card?
      Although we encourage you to complete and return the enclosed proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in street name?
      If your shares are held in the name of your broker, a bank, or other nominee, that institution should provide you with instructions for voting your shares. Please contact the person responsible for your account and give instructions for a proxy card to be signed representing your common shares of the Company. We urge you to confirm in writing your instructions to the person responsible for your account. In addition, please provide a copy of those instructions to the Company at the address indicated below, so that we may be aware of your instructions in order to attempt to ensure that such instructions are followed.
      If your shares are held in street name and you wish to attend the meeting and vote in person, then you may do so only if you obtain a legal proxy from the broker, trustee, or nominee that holds your shares, giving you the right to vote the shares.

How are votes counted?
      Under Luxembourg law, actions at an annual meeting of shareholders requiring the approval of shareholders can generally be taken by approval of the holders of a simple majority of shares present or represented, and voting, without regard to any minimum quorum requirements. Two exceptions are (i) to amend the Articles of Association (“Articles”) and (ii) to take any action for which Luxembourg law or the Articles require greater than a majority vote or require a specified quorum. Holders of a majority of the outstanding common shares of the Company must be present in person or by proxy to satisfy the minimum quorum requirements to amend the Articles.
      The Company’s common shares are traded on the Nasdaq Stock Market (symbol: CRNS). Under Nasdaq’s rules, the minimum quorum for any meeting of shareholders of a Nasdaq company is 33 1/3  percent of the outstanding common shares of the company. The Company will observe this requirement in holding its annual meeting, and accordingly a quorum of at least one-third of the outstanding common shares of the Company entitled to vote at the annual meeting, represented in person or by proxy, will be necessary to hold the annual meeting.
      The Company’s Articles require the approval of the holders of a simple majority of the outstanding common shares of the Company for the election of directors to the Board of Directors. Therefore, with respect to Proposal No. 1 — Election of Directors, if you do not sign and return a proxy card, your shares will be counted as abstentions and will have the effect of a vote AGAINST the proposal.
      The affirmative vote of the holders of a majority of the common shares of the Company present in person or represented by proxy, and voting, is required to approve the other matters to be presented to the shareholders at the annual meeting. Shares are considered “voting” on a proposal if the shares vote “FOR,” “AGAINST,” or “ABSTAIN” on the proposal.
      Broker non-votes are excluded in the determination of the number of shares present and voting. However, broker non-votes will be counted for purposes of determining the presence of a quorum of shareholders at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner or other person entitled to vote. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

Who pays for this proxy solicitation?
      Cronos will pay the full cost of this proxy solicitation and expenses incurred in connection with preparing and distributing this Proxy Statement. We have retained The Altman Group (“Altman”) to assist in the solicitation of proxies. The cost of Altman’s services is estimated at $1,300, plus reasonable out-of-pocket expenses. In addition to the solicitation of proxies by mail, employees of the Company may solicit proxies by telephone, or by other means. None of these employees will receive extra compensation for their assistance in the solicitation of proxies.

      We will request that banks, brokerage houses, and other custodians, nominees and fiduciaries forward the proxy solicitation materials to the beneficial owners of common shares of the Company that such institutions hold of record. We will reimburse such institutions for their reasonable out-of-pocket expenses.

How can I make proposals for consideration at the 2007 annual meeting?
      Shareholders interested in making proposals for consideration at the Company’s 2007 annual meeting must submit a written proposal (in compliance with the Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials) to the Vice President/ Investor Relations of Cronos Capital Corp., an affiliate of the Company, at One Front Street, Suite 925, San Francisco, California 94111 on or before December 31, 2006.

How do I recommend individuals for membership on the Board of Directors?
      Shareholders interested in recommending individuals for inclusion in the Board-recommended slate of directors for the 2007 annual meeting of shareholders must submit a written recommendation (including the candidate’s name and qualifications for membership on the Board as well as a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director) to the Vice President/ Investor Relations of Cronos Capital Corp., at the address specified above, on or before the deadline set forth above for the submission of shareholder proposals.

How can I communicate with the Board of Directors or the independent members of the Board?
      Shareholders interested in communicating with the Board of Directors, or with the independent members of the Board, may submit correspondence to the Vice President/ Investor Relations of Cronos Capital Corp., at the address specified above, or by email to ir@cronos.com. All communications shall be forwarded to the entire Board of Directors, or to the independent members, as applicable.

How can I get further information?
      Shareholders can call the investor relations department of our affiliate, Cronos Capital Corp., at (415) 677-8990, or contact us by email at ir@cronos.com, with any questions about voting procedures or the other matters discussed herein.
      Shareholders may obtain copies of the Company’s 2005 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q by contacting the investor relations department of Cronos Capital Corp., One Front Street, Suite 925, San Francisco, California 94111 (ir@cronos.com), or by writing to the Secretary of The Cronos Group, c/o Alter Domus S.à r.l., 5, rue Guillaume Kroll, L-1882 Luxembourg.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
      The Company’s Articles provide that it is to be managed by a Board of Directors composed of at least three members who need not be shareholders of the Company and who shall be elected by the holders of a simple majority of the outstanding common shares for a term of three years. The terms of the directors are staggered so that the terms of one-third of the total number of directors expire in each year.
      Presently, the Board of Directors is composed of Dennis J. Tietz (Chairman), Peter J. Younger, Maurice Taylor, Charles Tharp, S. Nicholas Walker, and Robert M. Melzer. Director Tharp, whose three-year term expires at the conclusion of the 2006 annual meeting of shareholders, has advised the Board that he will retire at the conclusion of the 2006 annual meeting. With Director Tharp’s retirement, the Board has opted to reduce the size of the Board to five members.
      Messrs. Taylor and Tharp were re-elected by the shareholders to the Board of Directors, as independent directors, at the 2003 annual meeting for three-year terms expiring at the conclusion of the annual meeting for 2006. Director Taylor is standing for re-election at this annual meeting.
      Messrs. Walker and Melzer were re-elected by the shareholders to the Board of Directors at the 2005 annual meeting for three-year terms expiring at the conclusion of the annual meeting for 2008, and are therefore not standing for re-election at this annual meeting.
      Messrs. Tietz and Younger were re-elected by the shareholders to the Board of Directors at the 2004 annual meeting for three-year terms expiring at the conclusion of the annual meeting for 2007, and are therefore not standing for re-election at this annual meeting.
      The Board of Directors has determined that each of Messrs. Taylor, Tharp, Walker, and Melzer, comprising a majority of the Board, is independent within the meaning of Nasdaq’s listing standards. In making this judgment, the Board has taken into account the ownership of approximately 19% of the issued and outstanding common shares of the Company by Director Walker and companies affiliated with Director Walker.

Maurice Taylor
      Mr. Taylor, age 45, was appointed to the Board of Directors of the Company as an independent director in 1998. Mr. Taylor, a resident of Geneva, Switzerland, is an independent consultant in international trade finance. He serves on the boards of numerous privately-held trading companies in Europe. Mr. Taylor holds a B.A. degree in Mathematical Economics from Brown University.

      We are proposing that the shareholders re-elect Mr. Taylor to the Board of Directors to serve until the conclusion of the annual meeting for 2009. Mr. Taylor has agreed to be named in this Proxy Statement and to serve as a director if elected by the shareholders. Should Mr. Taylor unexpectedly not be available for election, then the Board of Directors would propose a substitute nominee.
      If Mr. Taylor is re-elected to the Board, then the composition of our Board of Directors would be as follows:

Director	Term Expiration

Dennis J. Tietz	2007 Annual Meeting
Peter J. Younger	2007 Annual Meeting
S. Nicholas Walker	2008 Annual Meeting
Robert M. Melzer	2008 Annual Meeting
Maurice Taylor*	2009 Annual Meeting

*	Nominee for re-election to the Board of Directors.
      We recommend that you vote FOR the re-election of Maurice Taylor as director.

Vote Required
      The election of Mr. Taylor as a member of the Board of Directors of the Company requires the approval of the holders of a simple majority of the outstanding common shares of the Company.
Continuing Directors

Dennis J. Tietz
      Mr. Tietz, age 53, was appointed Chief Executive Officer of the Company on December 11, 1998, and Chairman of the Board of Directors on March 30, 1999. Mr. Tietz is currently serving as a director for a term expiring at the conclusion of the annual meeting to be held in 2007. From 1986 until his election as Chief Executive Officer of the Company, Mr. Tietz was responsible for the organization and marketing of investment programs managed by Cronos Capital Corp. (“CCC”) (formerly called Intermodal Equipment Associates), an indirect subsidiary of the Company. From 1981 to 1986, Mr. Tietz supervised container lease operations in both the United States and Europe. Prior to joining CCC in 1981, Mr. Tietz was employed by Trans Ocean Leasing Corporation, San Francisco, California, a container leasing company, as regional manager based in Houston, with responsibility for leasing and operational activities in the U.S. Gulf. Mr. Tietz holds a B.S. degree in Business Administration from San Jose State University. Mr. Tietz is a licensed principal with the National Association of Securities Dealers. Mr. Tietz served as Chairman of the International Institute of Container Lessors for its 2001 fiscal year, and currently sits on the Executive Committee of the Institute’s Board of Directors.

Peter J. Younger
      Mr. Younger, age 49, was elected to the Board of Directors of the Company at the 1999 annual meeting held on January 13, 2000. Mr. Younger is currently serving as a director for a term expiring at the conclusion of the annual meeting to be held in 2007. Mr. Younger was appointed as President and Chief Operating Officer of the Company by the Board of Directors on March 17, 2005. He previously served as Chief Operating and Financial Officer of the Company (having been appointed as Chief Financial Officer in March 1997 and as Chief Operating Officer in August 2000). From 1991 to 1997, Mr. Younger served as Vice President of Finance of Cronos Containers Limited, a subsidiary of the Company located in the United Kingdom. From 1987 to 1991, Mr. Younger served as Vice President and Controller of CCC in San Francisco. Prior to 1987, Mr. Younger was a certified public accountant and a principal with the accounting firm of Johnson, Glaze and Co. in Salem, Oregon. Mr. Younger holds a B.S. degree in Business Administration from Western Baptist College, Salem, Oregon.

S.	Nicholas Walker
      Mr. Walker, age 52, was appointed to the Board of Directors of the Company as an independent director in 1999, and was elected to the Board by the shareholders at the 1999 annual meeting. Mr. Walker is currently serving as a director for a term expiring at the conclusion of the annual meeting to be held in 2008. In August 2000, Mr. Walker organized the York Group Limited (“York”). York, with offices in London, New York and Nassau, Bahamas, provides securities brokerage and investment management services to institutional and high net worth individual clients in Europe, the United States, and Latin America. Mr. Walker has served as Chief Executive Officer of York since 2000. From 1995 until he organized York, Mr. Walker served as Senior Vice President of Investments of PaineWebber Inc. From 1982 until he joined PaineWebber, he served as Senior Vice President of Investments of Prudential Securities Inc. Mr. Walker holds an M.A. degree in Jurisprudence from Oxford University, England.

Robert M. Melzer
      Mr. Melzer, age 65, was elected to the Board of Directors of the Company as an independent director at the 1999 annual meeting. Mr. Melzer is currently serving as a director for a term expiring at the conclusion of the annual meeting to be held in 2008. Mr. Melzer served as President and Chief Financial Officer of Property Capital Trust, a publicly-traded real estate investment trust, from 1990 to 1996, and as President and Chief

Executive Officer from 1992 until May 1999, when the company completed its plan to dispose of its investments and distributed the proceeds to its shareholders. Since May 1999, Mr. Melzer has devoted his business activities to consulting and to serving as a director or trustee of various business and charitable organizations. In 2001, Mr. Melzer served as interim Chief Executive Officer of Beth Israel Deaconess Medical Center in Boston, Massachusetts. Mr. Melzer currently serves as a director of Genesee & Wyoming, Inc., a short-line and regional railroad holding company (NYSE: GWR). Mr. Melzer holds a B.A. degree in Economics from Cornell University and an M.B.A. from the Harvard Business School.
PROPOSAL NO. 2
APPROVAL OF DECLARATION OF DIVIDEND
FOR THE SECOND CALENDAR QUARTER OF 2006
      Under the Luxembourg Companies Law and the Company’s Articles the Board of Directors has the authority, subject to certain restrictions, to declare “interim” dividends up to three times in any fiscal year; a fourth or “final” dividend may only be declared with the approval of the shareholders at the annual meeting. Both interim and “final” dividends can be paid out of earnings, retained and current, as well as additional paid-in capital.
      On December 10, 2002, the Board of Directors of the Company resolved to commence the payment of quarterly dividends, subject to the Company’s ongoing ability to pay such dividends. Since the fourth calendar quarter of 2002, the Company has declared and paid to its shareholders regular quarterly dividends. For the fourth calendar quarter of 2005 and the first calendar quarter of 2006, the Company paid a quarterly dividend of seven (7) cents per common share. At its regular meeting held March 9, 2006, the Board of Directors, after reviewing the financial condition of the Company, and subject to shareholder approval, resolved to declare and pay a dividend of seven (7) cents per common share for the second calendar quarter of 2006, payable July 13, 2006 to shareholders of record as of the close of business on June 23, 2006. The dividend would be paid from the Company’s additional paid-in capital, determined on an unconsolidated basis. At December 31, 2005, the Company reported, on an unconsolidated basis, additional paid-in capital of $35,397,000.
      The resolutions to be submitted to the shareholders approving the declaration and payment of a dividend for the second calendar quarter of 2006 are as follows:

“RESOLVED, that a dividend of seven (7) cents per common share for the second calendar quarter of 2006 be paid July 13, 2006 to shareholders of record as of the close of business on June 23, 2006; and

RESOLVED FURTHER, that the dividend be paid from the additional paid-in capital of the Company, determined on an unconsolidated basis.”
      We recommend that you vote FOR the approval of the declaration of a dividend of seven (7) cents per common share for the second calendar quarter of 2006.
Vote Required
      Approval of the declaration of a dividend for the second calendar quarter of 2006 requires the approval of the holders of a majority of the common shares present in person or represented by proxy and voting at the annual meeting.
PROPOSAL NO. 3
EXTENSION OF GRANT OF AUTHORITY TO
BOARD OF DIRECTORS TO IMPLEMENT
COMMON SHARE REPURCHASE PROGRAM
      At the 2002 annual meeting of the shareholders of the Company, the shareholders granted to the Board of Directors the authority to adopt and implement from time to time a share repurchase program, subject to certain restrictions. A common share repurchase program can offer an additional source of liquidity for the shareholders of the Company and can provide the Company with an opportunity to acquire its common shares at attractive prices. At each of the 2003, 2004, and 2005 annual meetings, the shareholders authorized the Board to extend the common share repurchase program, which authority will currently expire on December 1, 2006. No share repurchases have been made by the Company since August 14, 2003, when the Company repurchased 100,000 of its outstanding common shares from a single shareholder in a privately-negotiated transaction, at a purchase price of $2.60 per share, or $260,000 in the aggregate. While the rise in the price of the Company’s common shares beginning in 2004 and the increase in the trading volume of the Company’s outstanding shares make share repurchases less attractive to the Company, the Board is seeking shareholder approval to implement a share repurchase program in the event that circumstances develop that would make repurchasing shares attractive.
      Under the Luxembourg Companies Law, shareholder approval is required for the Board of Directors to adopt and implement, from time to time, a share repurchase program. Accordingly, the Board of Directors is seeking approval from the shareholders for an extension of the Board’s authority to implement a common share repurchase program from December 1, 2006 until December 1, 2007.
      The resolution to be presented to the shareholders granting an extension of the Board’s authority to implement a common share repurchase program is as follows:

“RESOLVED, that the time period within which a common share repurchase program may be implemented by the Company under the authority and supervision of the Board of Directors be extended from December 1, 2006 to December 1, 2007.”
Description of Repurchase Program
      Repurchases of common shares under the common share repurchase program would be implemented in the open market, through block purchases, or through privately-negotiated transactions. All repurchases would be carried out in accordance with applicable securities laws, including the SEC’s Rule 10b-18. Open-market repurchases would be governed by Rule 10b-18. Privately-negotiated repurchases would be as negotiated between the Company and the selling shareholder, but the price of repurchase would not exceed the highest price at which the common shares of the Company have traded in the open market during the 90 days preceding the repurchase. No shares would be purchased from any officer or director of the Company or from a member of the immediate family of any officer or director of the Company. Repurchases would also be subject to the Luxembourg Companies Law, which, among other restrictions, limits repurchases to not more than 10% of the common shares of the Company issued and outstanding.
      Under Luxembourg law, a repurchase program must be implemented, if at all, within eighteen (18) months from the date of shareholder approval. All Company repurchases of common shares would be held by the Company in treasury, available for re-issuance upon approval by the Board of Directors of the Company and, if required by the rules of Nasdaq, by the shareholders of the Company.
      We recommend that you vote FOR approval of the extension of the authority of the Board of Directors of the Company to implement a common share repurchase program until December 1, 2007.
Vote Required
      Approval of the extension of the Board’s authority to implement a common share repurchase program requires the approval of the holders of a majority of the common shares present in person or represented by proxy and voting at the annual meeting.

PROPOSAL NOS. 4 & 5
APPOINTMENT OF DELOITTE S.A.
AS INDEPENDENT AUDITORS
AND FIDUCIAIRE PROBITAS S.à r.l. AS
LUXEMBOURG STATUTORY AUDITORS
      The Board of Directors has selected Deloitte S.A. (“Deloitte”) as the Company’s independent auditors for the fiscal year ending December 31, 2006, subject to shareholder approval. Deloitte has acted as the Company’s independent auditors for the last seven years.
      Under the Luxembourg Companies Law we are required to provide to our shareholders and publish in Luxembourg both consolidated and unconsolidated financial statements. Deloitte served as auditors for both our consolidated and unconsolidated reports through 2003. With the passage of the Sarbanes-Oxley Act, Deloitte concluded that it should not serve as our Luxembourg statutory auditors (“Commissaire aux comptes”) for our unconsolidated accounts. Accordingly, we selected for 2004 and 2005, and have again selected for 2006, Fiduciaire Probitas S.à r.l. (“Fiduciaire Probitas”), Luxembourg, as statutory auditors for our unconsolidated accounts, subject to shareholder approval. Deloitte and its affiliate Deloitte & Touche LLP will continue to audit the consolidated financial statements we include in our annual reports filed with the SEC. As Luxembourg statutory auditor, Fiduciaire Probitas does not audit the Company’s unconsolidated accounts, but provides an annual report confirming that the Company’s unconsolidated accounts agree with the accounting records and documents submitted to the firm by the Company.
      We recommend that you vote FOR the appointment of Deloitte as independent auditors for the Company for the year ending December 31, 2006, and the authorization of the Board of Directors to fix the compensation payable to the independent auditors.
      We further recommend that you vote FOR the appointment of Fiduciaire Probitas as Luxembourg statutory auditors for the unconsolidated accounts of the Company for the year ending December 31, 2006, and the authorization of the Board of Directors to fix the compensation payable to the statutory auditors.
      The Company’s two senior officers, its Chief Executive Officer and its President, will be present at the annual meeting and will be available to respond to appropriate questions from shareholders. Representatives of Deloitte and Fiduciaire Probitas are also expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire. The representatives will also be available to respond to appropriate questions from shareholders.
      Audit Fees. The aggregate fees charged by Deloitte and its affiliate, Deloitte & Touche LLP (collectively, “Deloitte & Touche”), for professional services required for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2005 and 2004 and the reviews of the interim financial statements included in the Company’s Forms 10-Q for 2005 and 2004 were $550,000 (2005) and $589,000 (2004).
      Audit-Related Fees. The aggregate audit related fees charged by Deloitte & Touche for the fiscal years ended December 31, 2005 and 2004 were $148,000 (2005) and $72,000 (2004).
      Tax Fees. The aggregate fees charged by Deloitte & Touche for tax compliance, tax advice, and tax planning services for the fiscal years ended December 31, 2005 and 2004 were $73,000 (2005) and $71,000 (2004). The services rendered included tax advisory and tax preparation services.
      All Other Fees. No other services were provided to the Company by Deloitte & Touche for the fiscal years ended December 31, 2005 or 2004.
      Fiduciaire Probitas. The fee charged by Fiduciaire Probitas for its statutory auditing services required for its report on the Company’s unconsolidated financial statements for the fiscal years ended December 31, 2005 and 2004 was €6,800 (at current exchange rates, approximately $8,364) (2005) and € 1,750 (at current exchange rates, approximately $2,152) (2004).

      As set forth in the Charter of the Audit Committee of the Board, the Audit Committee is to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to certain permitted de minimis exceptions for non-audit services. The Audit Committee followed such procedures with respect to the approval of the audit, audit-related, and tax fees described above, without reliance on the de minimis exceptions for non-audit services. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A and is also available at www.cronos.com.
PROPOSAL NOS. 6 - 9
PROPOSALS FOR SUBMISSION TO THE
SHAREHOLDERS UNDER LUXEMBOURG LAW
      The Board will submit to the shareholders at the annual meeting for their consideration and approval the following matters as required by the Luxembourg Companies Law:
      Proposal No. 6. A proposal to approve the Company’s consolidated and unconsolidated financial statements for the year ended December 31, 2005, and to approve the reports of the Company’s Board of Directors and independent and statutory auditors thereon.
      Proposal No. 7. A proposal to discharge the following individuals from the execution of their mandate as directors of the Company for the year ended December 31, 2005:

Dennis J. Tietz
Peter J. Younger
Maurice Taylor
Charles Tharp
S. Nicholas Walker
Robert M. Melzer
      Proposal No. 8. A proposal to discharge Fiduciaire Probitas from the execution of its mandate as Luxembourg statutory auditors (“Commissaire aux comptes”) of the Company for the year ended December 31, 2005.
      Proposal No. 9. A proposal to approve the allocation of the profit/loss reported by the Company for the year ended December 31, 2005.
      We recommend that you vote FOR approval of each of the foregoing proposals.
      We are transmitting to our shareholders of record with this Proxy Statement our 2005 annual report, which includes the consolidated financial statements of the Company and our auditors’ report thereon for the year ended December 31, 2005. We are also including the Company’s consolidated and unconsolidated financial statements, and directors’ and auditors’ reports thereon, for the year ended December 31, 2005, prepared in conformity with Luxembourg’s regulatory requirements. Shareholders may also download and print these and other materials by visiting the Company’s website at www.cronos.com, or by contacting our investor relations department as disclosed on page 4 of this Proxy Statement.
      If the shareholders approve the discharge of the directors of the Company from the execution of their mandate as directors, as set forth above, then, under Luxembourg law, none of these individuals could be held liable for his conduct as a director of the Company for 2005. A release of the directors from their mandate as directors for 2005 is valid only if the Company’s balance sheet at December 31, 2005 contains no omission or false information concealing the true condition of the Company, and, with regard to any act carried out which falls outside the scope of the Company’s Articles, only if such matter has been specifically disclosed at the meeting. The Board is not aware of any such ground for the invalidity of the discharges of directors requested herein. The discharge requested of Fiduciaire Probitas from the execution of its mandate as Luxembourg statutory auditors of the Company for 2005 is similarly qualified.

CORPORATE GOVERNANCE
      Since the new management team, under the direction of the Chairman and Chief Executive Officer Dennis J. Tietz, assumed the management of the Company in April 1999, the Company has sought to strengthen its corporate governance. Measures adopted by the Company to achieve this objective have included the appointment of independent directors to constitute a majority of the members of its Board of Directors, the voluntary assumption of the full reporting obligations of a United States domestic issuer under the Securities Exchange Act of 1934, and the appointment of Audit, Compensation, Special Litigation, and Transaction Committees of the Board, comprised entirely of independent directors.
Independent Directors

•	At its regularly scheduled meeting held March 9, 2006, the Board determined that four of six members of the Board (Messrs. Taylor, Tharp, Walker, and Melzer) qualify as “independent” directors within the meaning of Nasdaq Stock Market Rule 4200. The Board determined that none of these individuals has a relationship with the Company that would interfere with the exercise of independent judgment in carrying out his responsibilities as director. In making this determination, the Board took into account, with respect to Director Walker, that Director Walker and affiliated companies own approximately 19% of the outstanding common shares of the Company. See “Security Ownership of Certain Beneficial Owners and Management” below.

•	The Board of Directors at each regularly scheduled Board meeting meets in executive session, without management present.
Audit Committee

•	The Audit Committee has established policies that are consistent with the corporate reform requirements for auditor independence.

•	Audit Committee members meet the applicable tests for independence from Company management and requirements for financial literacy.

•	The Board of Directors has determined that the Chair of the Audit Committee qualifies as an audit committee financial expert.

•	Deloitte & Touche, our independent auditors, reports directly to the Audit Committee.

•	Complaint procedures have been established to enable confidential and anonymous reporting to the Audit Committee by all directors, officers, and employees.

•	The internal audit function of the Company reports its status and findings to the Audit Committee.

•	An annual report is prepared by the Audit Committee, and is included in the Company’s annual proxy statements.
Compensation Committee

•	The members of the Compensation Committee meet the applicable tests for independence as defined by the Nasdaq Stock Market.

•	The Compensation Committee works to retain, encourage, and reward the efforts of key officers and employees of the Company.

•	The Compensation Committee determines, subject to the terms of their employment agreements, the compensation of the Chief Executive Officer and the President.

•	The Compensation Committee establishes and supervises the compensation policies for the other executive officers of the Company.

•	An annual report on executive compensation is prepared by the Compensation Committee, and included in the Company’s annual proxy statements.
Code of Ethics and Policy on Conflicts of Interest

•	The Company has adopted a Code of Ethics, available on the Company’s website at www.cronos.com, that applies to all directors, officers and employees of the Company.

•	The Company has adopted a policy on conflicts of interest, available on the Company’s website at www.cronos.com, that applies to the directors, officers, and senior employees of the Company and its subsidiaries, and to 5% or greater shareholders of the Company.
Nomination of Directors

•	In March 2004 the Board adopted policies with respect to the process for nominating directors and addressing communications between our shareholders and the Company, including the Board of Directors. The policy statement is available at www.cronos.com. The policies are designed to comply with the 2003 corporate governance amendments adopted by the Nasdaq Stock Market and the revised disclosure rules of the SEC. The policies may be modified from time to time by the Board.

•	All nominees for director recommended for election by the Board to our shareholders shall be selected by a majority of the independent directors of the Board, for and on behalf of the full Board, after consultation with our non-independent directors.

•	The Board considers candidates recommended by management, current members of the Board, professional search firms, shareholders, and other persons.

•	The Board does not alter the manner in which it evaluates candidates based on whether or not the candidate was recommended by a shareholder or otherwise. The Board will, however, more closely examine the qualifications and background of a candidate who it does not know or has not worked with than the qualifications and background of a candidate who it does know and has worked with.

•	Candidates for service as a director of the Company should possess the qualities of confidence, experience, diligence, collegiality, and independent judgment. Experience in the container leasing, shipping, or transportation businesses is desirable, but not necessary. Candidates should have sufficient time to carry out their duties and to provide insight and practical wisdom, based on their experience. Their service on other boards of directors should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director should represent the interests of all shareholders.

•	In evaluating potential candidates for service on the Board, the Board shall assess candidates in the context of the current make-up of the Board. The Board’s assessment will include issues of diversity in numerous factors; an understanding of and experience in the container leasing, shipping, or transportation industry; and an understanding of and experience in international business. These factors, and others as considered useful by the Board, shall be reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.

•	The Board, acting upon the recommendation of a majority of its independent directors, may retain such outside advisors, including search firms, as the independent directors deem necessary or appropriate to assist them in screening candidates for service on the Board. The terms of any such engagement are to be determined by the independent directors.

•	Shareholder recommendations for membership on the Board should be communicated to the Company, and include the information and consent of the recommended nominee, as instructed under “General Information About Voting — How do I recommend individuals for membership on the Board of Directors?,” herein, and must be received on or before December 31, 2006 for consideration in anticipation of the 2007 annual meeting of shareholders.

Shareholder Communications

•	Shareholders may communicate directly with the members of the Board of Directors, including the independent members thereof.

•	Shareholder communications should be addressed to the Vice President/ Investor Relations of Cronos Capital Corp., an affiliate of the Company, at One Front Street, Suite 925, San Francisco, California 94111, or by email to ir@cronos.com.

•	All communications directed to the Board of Directors or its independent members shall be forwarded by the Vice President/ Investor Relations to the appropriate individual(s).

•	The policies of the Board of Directors with respect to shareholder communications are available at www.cronos.com.

COMMITTEES OF THE BOARD OF DIRECTORS
      The Board has established Audit, Compensation, Special Litigation, and Transaction Committees. No director attended fewer than 75% of the aggregate number of meetings of the Board and of the committee(s) on which he served while he was in office in 2005.
      The Company has traditionally followed the policy of scheduling a regular meeting of the Board for the day before the annual meeting of shareholders, and therefore the Company expects that all members of the Board will attend the annual meeting. Where a regularly-scheduled meeting of the Board is not planned around the annual meeting, then members of the Board are encouraged, but are not expected, to attend the annual meeting. All members of the Board attended the 2005 annual meeting of shareholders.

Name of Committee		Meetings
and Members	Functions of the Committee	in 2005

Audit Committee Robert M. Melzer (Chair) Maurice Taylor S. Nicholas Walker	• Oversees all material aspects of the Company’s reporting, control and audit functions; • Provides general oversight of the Company’s financial reporting; • Reviews the results and scope of the audit and other services provided by Deloitte & Touche, the Company’s independent auditors; • Appoints, retains and oversees the Company’s independent auditors; and • Reviews and authorizes related-party transactions.	14

Compensation Committee Charles Tharp (Chair) S. Nicholas Walker Maurice Taylor	• Establishes and oversees the compensation and benefit plans for the officers, key employees, and independent directors of the Company.	6

Special Litigation Committee Maurice Taylor (Chair) S. Nicholas Walker Robert M. Melzer	• Supervises the material legal proceedings in which the Company is involved.	6

Transaction Committee S. Nicholas Walker (Chair) Maurice Taylor Charles Tharp Robert M. Melzer	• Supervises the efforts of the Board, working in conjunction with counsel and the Company’s financial advisors, to pursue strategic alternatives to enhance shareholder value; and • Oversees discussions between the Company and interested parties.	4

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
      The following table sets forth certain information concerning the cash and non-cash compensation received for services rendered for the fiscal years ended December 31, 2005, 2004 and 2003 by (i) the Company’s Chief Executive Officer, and (ii) the four most highly compensated executive officers of the Company (other than the Chief Executive Officer) as of December 31, 2005.
SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation
	Annual Compensation				Awards

				Other	Restricted		Securities
				Annual	Stock		Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Comp.($)	Award(s)($)		Options/SARs(#)	Comp.($)(1)

Dennis J. Tietz(2)	2005	404,634	178,039	109,945	88,560	(3)	—	13,500
Chief Executive Officer	2004	383,765	238,000	92,786	—		—	12,000
and Chairman of the Board	2003	325,402	155,231	121,909	—		—	10,500
Peter J. Younger	2005	387,855	170,656	15,324	88,560	(3)	—	10,500
President, Chief Operating	2004	367,852	228,150	16,330	—		—	9,750
Officer and Director	2003	324,176	148,796	4,509	—		—	9,000
Frank P. Vaughan(4)	2005	229,050	80,000	3,482	33,210	(3)	—	6,871
Chief Financial Officer
and Senior Vice President
John M. Foy	2005	268,830	80,000	13,169	33,210	(3)	—	13,500
Senior Vice President	2004	248,988	65,000	12,749	—		—	12,000
	2003	227,000	50,000	12,923	—		—	10,500
John C. Kirby	2005	294,267	80,000	5,154	33,210	(3)	—	9,806
Senior Vice President	2004	276,035	65,000	2,654	—		—	8,761
	2003	224,961	50,000	4,910	—		—	6,405

(1)	This column represents retirement plan contributions made by the Company on behalf of the named officer.

(2)	The amount reported under Other Annual Comp. for Mr. Tietz in 2005, 2004 and 2003 includes $91,522, $74,599, and $88,029 respectively, representing his share of fees and distributions payable to Cronos Capital Corp. (“CCC”), an indirect subsidiary of the Company, as general partner of the U.S. limited partnerships managed by CCC.

(3)	8,000 restricted shares were granted to each of Messrs. Tietz and Younger and 3,000 restricted shares were granted to each of Messrs. Vaughan, Foy, and Kirby on July 15, 2005 under the Company’s 2005 Equity Incentive Plan. Each such award of restricted stock vests on the fourth anniversary of the date of grant, or July 15, 2009, conditioned upon the recipient’s continued employment with the Company or any of its direct or indirect subsidiaries. Earlier vesting occurs upon a termination of the recipient’s employment by reason of death or disability or by the employer for reasons other than cause. Awards of restricted stock also vest upon a change in control or potential change in control of Cronos, in the discretion of the Compensation Committee of the Board. The dollar value set forth on the chart reflects the value of the restricted shares as of the date of grant. As of December 31, 2005, the dollar value of these restricted shares was $100,800, in the case of each of Messrs. Tietz and Younger, and $37,800, in the case of each of Messrs. Vaughan, Foy, and Kirby.

(4)	Mr. Vaughan became an executive officer of the Company upon his promotion to Chief Financial Officer effective March 31, 2005.

AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares		Options/SARs At		Options/SARs at
	Acquired	Value	Fiscal Year-End(#)		Fiscal Year-End($)
	On Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Dennis J. Tietz	—	—	300,000	—	$2,467,500	—
Peter J. Younger	—	—	200,000	—	$1,645,000	—
Frank P. Vaughan	—	—	35,000	—	$261,000	—
John M. Foy	—	—	95,000	—	$703,875	—
John C. Kirby	—	—	95,000	—	$703,875	—
EQUITY COMPENSATION PLAN INFORMATION
      The following table provides information, as of December 31, 2005, concerning our common shares that may be issued upon exercise of options, settlement of stock units, or vesting of restricted share awards granted to our officers, employees, and independent directors under our existing equity compensation plans, including the Company’s 1999 Stock Option Plan, the Non-Employee Directors’ Equity Plan, the 2005 Equity Incentive Plan, and individual compensation plans. Both the 1999 Stock Option Plan and Non-Employee Directors’ Equity Plan have been fully implemented; no further grants of options or stock units may be made thereunder.

(a)
Number of Common
	Shares to be Issued		(b)
	Upon Exercise/		Weighted-Average	(c)
	Conversion of		Exercise/Conversion	Number of Securities
	Outstanding Options,		Price of Outstanding	Remaining Available
	Stock Units,		Options, Stock	for Issuance under
	Warrants and		Units, Warrants and	Equity Compensation
Plan Category	Rights(1)		Rights(1)(2)	Plans(3)

Equity Compensation Plans Approved by Shareholders	658,619	(4)	$4.469	263,000	(5)
Equity Compensation Plans Not Approved by Shareholders	500,000	(6)(7)	$4.375	0

Total:	1,158,619			263,000	(5)

(1)	Includes outstanding stock appreciation rights on “share units,” which are described in note (6) below.

(2)	Under the Company’s Non-Employee Directors’ Equity Plan and 2005 Equity Incentive Plan, participating non-employee directors could elect to convert their cash compensation, as director, into “director’s stock units.” The number of director’s stock units received by a director under the Non-Employee Directors’ Equity Plan or the 2005 Equity Incentive Plan equals the cash compensation he elected to receive in the form of director’s stock units, multiplied by 125%, with the resultant product divided by the average of the fair market value of a share of the Company’s common shares, determined for the 20 trading days immediately preceding the date that the cash compensation would otherwise have been payable to the director. Column (a) includes the number of common shares into which electing directors’ stock units are convertible, and column (b) includes the weighted-average price of the common shares awarded to participating directors at the time of grant of their director’s stock units.

(3)	Excluding common shares reflected in column (a).

(4)	Includes options to purchase 455,000 common shares granted under the Company’s 1999 Stock Option Plan, 166,619 shares reserved for issuance upon exercise of director’s options and the settlement of director’s stock units granted under the Company’s Non-Employee Directors’ Equity Plan, and 37,000 restricted shares awarded under the 2005 Equity Incentive Plan.

(5)	263,000 common shares remain available for future issuance as either restricted shares, or, for our independent directors, director’s stock units, under the Company’s 2005 Equity Incentive Plan as of December 31, 2005.

(6)	Includes 300,000 common shares reserved for issuance upon exercise of an option granted to Dennis J. Tietz in December 1998 upon his appointment as the Chief Executive Officer of the Company. The option vested upon grant. The exercise price of the shares subject to the option is $4.375 per share, the closing price of the common shares of the Company on December 11, 1998, the date of the grant. The term of the option is ten years, and may be exercised, in whole or in part, at any time from the date of grant. As of December 31, 2005, the option had not been exercised.

(7)	Includes stock appreciation rights (“SARs”) on 200,000 “share units” granted to Peter J. Younger, the President and Chief Operating Officer of the Company, on October 13, 1999. A “share unit” is defined as the equivalent of one common share of the Company. The share units are redeemable only for cash, not for common shares of the Company. The share units were granted to Mr. Younger at a grant price of $4.375 per share unit, the equivalent exercise price of the common shares subject to the option granted to Mr. Tietz, described in note (6) above. The share units expire if not exercised on December 10, 2009. The grant of share units to Mr. Younger does not entitle him to exercise any rights as a shareholder of the Company. As of December 31, 2005, no share units had been redeemed.
A.     Compensation of Directors
      Cash Compensation. For the year 2005, the Company paid each of its independent directors a $25,000 annual fee, $3,000 per Board meeting attended in person ($1,000 for each Board meeting attended via telephone conference facility), and an additional $1,500 per calendar quarter for serving on a committee of the Board (but in no event is payment made for serving on more than two committees of the Board). An additional $10,000 annual fee was paid to the Chair of the Board’s Audit Committee. Directors are also reimbursed for the expenses they incur in attending the meetings of the Board and committees thereof.
      Non-Employee Directors’ Equity Plan. At the 2000 annual meeting of shareholders, held January 10, 2001, the shareholders approved the Company’s Non-Employee Directors’ Equity Plan (the “Directors’ Equity Plan”). Our non-employee directors participated in the Directors’ Equity Plan in two ways, through the receipt of nonqualified stock options (“director’s options”) to acquire common shares of the Company, and by electing, in their discretion, to receive, in lieu of all or a portion of the cash compensation otherwise payable to them, an award of director’s stock units.
      The shareholders approved the reservation of 275,000 common shares for issuance upon exercise of director’s options and the settlement of director’s stock units under the Directors’ Equity Plan. The Directors’ Equity Plan expired on June 5, 2003, at the close of the 2003 annual shareholders meeting. As of June 5, 2003, 274,998 of the 275,000 common shares reserved for issuance under the terms of the Directors’ Equity Plan had been reserved for issuance upon exercise of director’s options and settlement of director’s stock units granted through that date to our independent directors.
      2005 Equity Incentive Plan. At the 2005 annual meeting of the shareholders, held April 20, 2005, the shareholders approved the Company’s 2005 Equity Incentive Plan (the “2005 Plan”). Our non-employee directors participate in the 2005 Plan in two ways, through the receipt of restricted share awards and by electing, in their discretion, to receive, in lieu of all or a portion of the cash compensation otherwise payable to them, an award of director’s stock units. A restricted share award represents common shares that are issued subject to restrictions on transfer and vesting requirements as determined by the Compensation Committee. Unless otherwise determined by the Compensation Committee, no purchase price is payable for restricted shares.
      The shareholders approved the reservation of 300,000 common shares for awards under the 2005 Plan. Restricted share awards to our independent directors are limited to 1,500 shares per year. As of December 31, 2005, 6,000 (1,500 to each of our independent directors) of the 300,000 common shares reserved for issuance under the terms of the 2005 Plan had been granted as restricted share awards to our independent directors. Restricted shares awarded to an independent director vest in full on the business day next preceding the annual meeting of shareholders of Cronos at which the term of the director is to expire. Vesting is accelerated upon termination of service by reason of death, disability, or by Cronos for reasons other than cause. Accelerated vesting will also occur upon a change in control or potential change in control of Cronos, in the discretion of the Compensation Committee of the Board. The Compensation Committee may also accelerate or waive restricted share awards to our independent directors based on service, performance, or such other factors and criteria as the Committee may determine, in its sole discretion.

B.	Employment Agreements
      Dennis J. Tietz. Under the 2001 Amended and Restated Employment Agreement, dated as of November 8, 2001, as amended as of April 1, 2004 and July 8, 2005 (the “Agreement”), between the Company and Mr. Tietz, the term of his employment is for a perpetual two-year term, but is terminable at any time by the Company, upon no more than thirty (30) days’ advance notice. Mr. Tietz is paid a base salary ($404,634 for 2005), and is entitled to an annual bonus in an amount of up to 50% of his annual base salary. Mr. Tietz is entitled to annual increases in his base salary, to be determined in the discretion of the Board, but not less than the increase in the U.S. Consumer Price Index. Mr. Tietz’s bonus is calculated on the basis of performance goals established by the Compensation Committee. In addition, Mr. Tietz is entitled to receive a lump-sum cash bonus upon any change in control of the Company. The bonus is payable no later than 30 days after the date of any such change in control, and is equal to Mr. Tietz’s average annual compensation for the five years ended the December 31 prior to the date of the event constituting a change in control, times three, minus one dollar. Average annual compensation for this purpose includes base salary, bonus, and incentive distributions (described in the next paragraph). The bonus is subject to reduction if it would otherwise be subject to a golden parachute excise tax.
      Mr. Tietz is also entitled to three percent of the fees and distributions payable by certain U.S. limited partnerships sponsored by the Company to Cronos Capital Corp., an indirect subsidiary of the Company and the general partner of the U.S. limited partnerships, for the life of the partnerships. The Agreement provides for Mr. Tietz to be nominated to the Company’s Board of Directors and nominated to serve as Chairman of the Board for the term of his Agreement.
      Mr. Tietz’s Agreement provides for a severance payment to him upon his termination without cause, upon his termination of the Agreement for good reason, or upon his resignation, with or without good reason, within the thirty-day period commencing one (1) year following an equity change in control of the Company. Mr. Tietz’s severance payment includes the payment of a lump sum equal to his then-current annual base salary and his then-current annual performance bonus target or, if not yet established, his most recent annual bonus payment as well as a lump sum that represents a pro-rated annual bonus for the year of termination. Mr. Tietz’s severance benefits also include health insurance benefits. In addition, if Mr. Tietz agrees not to solicit or interfere with any relationship between the Company and any customer, supplier, investor, or limited partner of the Company or its affiliates for a period of 24 months following his last day of active service, and agrees not to solicit any existing employee of the Company to accept any position with any other company that currently engages in business with the Company, then Mr. Tietz shall be entitled to receive an additional lump sum payment equal to his then-current annual base salary and his then-current annual performance bonus target or, if not yet established, his most recent annual bonus payment.
      Peter J. Younger. Under the 2001 Amended and Restated Employment Agreement, dated as of December 1, 2001, as amended as of October 1, 2003 and July 8, 2005 (the “Agreement”), between the Company and Mr. Younger, the term of his employment is for a perpetual two-year term, but is terminable at any time by the Company upon no more than thirty (30) days’ advance notice.
      Mr. Younger’s Agreement generally contains the same terms and provisions as set forth in Mr. Tietz’ Agreement, subject to the following material differences. Mr. Younger is entitled to an annual base salary ($387,855 for 2005), subject to increases, determined in the discretion of the Board, but not less than the increase in the U.S. Consumer Price Index. Mr. Younger also is eligible to receive a bonus in an amount of up to 50% of his base salary, calculated on the basis of the achievement of performance goals established by the Compensation Committee. In addition, Mr. Younger is entitled to receive a lump-sum cash bonus upon any change in control of the Company. The bonus is payable no later than 30 days after the date of any such change in control, and is equal to Mr. Younger’s average annual compensation for the five years ended the December 31 prior to the date of the event constituting a change in control, times three, minus one dollar. Average annual compensation for this purpose includes base salary and bonus. The bonus is subject to reduction if it would otherwise be subject to a golden parachute excise tax.
      Frank P. Vaughan. A subsidiary of the Company (the “Employer”) and Mr. Vaughan entered into an Employment Agreement, effective April 20, 2000. The Employment Agreement has been periodically extended, more recently on December 1, 2005, to a term ending November 30, 2007 (the Employment Agreement, as amended, is referred to below as the “Agreement”).
      The Employer may not cancel Mr. Vaughan’s Agreement prior to its expiration except for illness or other incapacity that continues for a period of more than six months or the non-performance of or willful misconduct by Mr. Vaughan in the performance of his duties. The Employer pays Mr. Vaughan a base salary (£126,500 for 2005, equivalent to $222,640 at current exchange rates), which may be increased in the discretion of the Employer. Mr. Vaughan is entitled to bonus compensation at such times, and in such amounts, as the Employer may determine. Under his Agreement, if Mr. Vaughan is terminated without cause or if the Employer fails to extend the term of the Agreement without cause, he is entitled to severance in an amount equal to the greater of the salary payable to him for the balance of the term of his Agreement or his monthly salary times the number of years (not to exceed 24) that he has worked for the Employer (or any other affiliate of the Company). No severance is payable if Mr. Vaughan is terminated with cause or voluntarily terminates his employment, or if the Employer fails to extend the term of the Agreement with cause. If Mr. Vaughan is entitled to severance benefits under the Agreement, then he is also entitled to continued health insurance benefits for up to two years.
      John M. Foy. A subsidiary of the Company (the “Employer”) and Mr. Foy entered into an Employment Agreement, effective April 1, 1999. The Employment Agreement has been periodically extended, most recently on December 1, 2005 to a term ending November 30, 2007 (the Employment Agreement, as amended, is referred to below as the “Agreement”).
      The Employer may not cancel Mr. Foy’s Agreement prior to its expiration except for illness or other incapacity that continues for a period of more than six months or the non-performance of or willful misconduct by Mr. Foy in the performance of his duties. The Employer pays Mr. Foy a base salary ($268,830 for 2005), which may be increased in the discretion of the Employer. Mr. Foy is entitled to bonus compensation at such times, and in such amounts, as the Employer may determine. Under his Agreement, if Mr. Foy is terminated without cause, or if the Employer fails to extend the term of the Agreement without cause, he is entitled to severance in an amount equal to the greater of the salary payable to him for the balance of the term of his Agreement or his monthly salary times the number of years (not to exceed 24) that he has worked for the Employer (or any other affiliate of the Company). No severance is payable if Mr. Foy is terminated with cause or voluntarily terminates his employment, or if the Employer fails to extend the term of the Agreement with cause. If Mr. Foy is entitled to severance benefits under the Agreement, then he is also entitled to continued health insurance benefits for up to two years.
      John C. Kirby. A subsidiary of the Company (the “Employer”) and Mr. Kirby entered into an Employment Agreement, effective April 1, 1999. The Employment Agreement has been periodically extended, most recently on December 1, 2005, to a term ending November 30, 2007 (the Employment Agreement, as amended, is referred to below as the “Agreement”).
      The Employer may not cancel the Agreement prior to its expiration except for illness or other incapacity that continues for a period of more than six months or the non-performance of or willful misconduct by Mr. Kirby in the performance of his duties. The Employer pays Mr. Kirby a base salary (£162,490 for 2005, equivalent to $285,982 at current exchange rates), which may be increased in the discretion of the Employer. Mr. Kirby is entitled to bonus compensation at such times, and in such amounts, as the Employer may determine. Under his Agreement, if Mr. Kirby is terminated without cause or if the Employer fails to extend the term of the Agreement without cause, he is entitled to severance in an amount equal to the greater of the salary payable to him for the balance of the term of his Agreement or his monthly salary times the number of years (not to exceed 24) that he has worked for the Employer (or any other affiliate of the Company). No severance is payable if Mr. Kirby is terminated with cause or voluntarily terminates his employment, or if the Employer fails to extend the term of the Agreement with cause. If Mr. Kirby is entitled to severance benefits under the Agreement, then he is also entitled to continued health insurance benefits for up to two years.
      2005 Equity Incentive Plan. The 2005 Plan is administered by the Compensation Committee of the Board. See “Compensation of Executive Officers and Directors — Compensation of Directors — 2005 Equity Incentive Plan” above. The Committee consists solely of independent directors. Restricted share awards to officers are limited in amount to no more than 15,000 shares annually per recipient. No more than 75,000 restricted shares may be granted to all participants in the 2005 Plan (including awards to independent directors) in any one calendar year.
      At its meeting held March 9, 2006, the Compensation Committee granted a total of 44,100 restricted shares to officers of the Company. Awards were made to the above-identified executive officers as follows:

Grantee	Restricted Share Award

Dennis J. Tietz	12,000
Peter J. Younger	12,000
Frank P. Vaughan	5,000
John M. Foy	5,000
John C. Kirby	5,000
      Each of the awards made by the Committee on March 9, 2006 vests in full on the fourth anniversary of the date of grant, conditional upon the recipient’s continued employment with the Company (or a subsidiary) through the fourth anniversary of the date of grant, unless vesting is accelerated pursuant to the terms of the 2005 Plan, including upon death, disability, by the recipient’s employer for reasons other than cause, or, in the discretion of the Compensation Committee, upon a change in control or potential change in control of the Company (as defined in the 2005 Plan). The 2005 Plan is described in the Company’s Proxy Statement, dated April 20, 2005, available on the Company’s website, www.cronos.com.

      The following Audit Committee Report and Compensation Committee Report on Executive Compensation and the performance graph on page 24 do not constitute soliciting materials and are not considered to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the Report by reference herein.
AUDIT COMMITTEE REPORT
      The Audit Committee of the Company’s Board of Directors is composed of three independent directors, Robert M. Melzer, its Chair, and Maurice Taylor and S. Nicholas Walker. The Audit Committee is governed by its Charter, which was last amended in August 2005. A copy of the Charter, as amended and restated, is included in this Proxy Statement as Appendix A, and is also available at www.cronos.com/charter.pdf.
      Management is responsible for the Company’s internal controls. The Company’s independent accountants, Deloitte & Touche, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with U.S. generally accepted auditing standards and issuing a report thereon. In this context, we have met and held discussions with management. Management has represented to us that the Company’s consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles. We have also reviewed and discussed the consolidated financial statements and related disclosures with Deloitte & Touche, including, among other things, the significant management judgments underlying the financial statements and disclosures.
      We discussed with Deloitte & Touche matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Deloitte & Touche also provided us the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with Deloitte & Touche their independence. We have considered whether the provision by Deloitte & Touche of services not related to the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2005, and the reviews of the interim financial statements included in the Company’s Forms 10-Q for 2005 are compatible with maintaining their independence and we have determined that the provision of such services has not adversely affected the independence of Deloitte & Touche.
      Based upon our discussion with management and Deloitte & Touche and our review of the representations of management and the report of Deloitte & Touche to us, we recommended to the Board of Directors of the Company, and the Board approved, the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC.
      Under the Committee’s amended and restated Charter, one of our responsibilities is to retain (subject to shareholder ratification) the Company’s independent accountants. We have recommended to the shareholders that Deloitte S.A. be retained as the Company’s independent accountants for 2006. We have also recommended to the shareholders that, for purposes of reviewing the Company’s unconsolidated accounts, Fiduciaire Probitas S.à r.l., Luxembourg, be retained as the Company’s statutory auditors (“Commissaire aux comptes”).
      Besides our traditional responsibilities, management reports to us regarding the design and implementation of disclosure controls and procedures and internal controls over financial reporting in response to the passage of the Sarbanes-Oxley Act in 2002. Management anticipates being in a position to comply with the certification and attestation requirements of Section 404 of the Sarbanes-Oxley Act when these requirements apply to the Company, currently anticipated to apply for the Company’s fiscal year ending December 31, 2007.

Respectfully submitted,

Robert M. Melzer, Chair
Maurice Taylor
S. Nicholas Walker

COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION
      The Company’s executive compensation is overseen by the Compensation Committee of the Board of Directors (the “Committee”). The Committee is composed of three independent directors, Charles Tharp, its Chairman, and Maurice Taylor and S. Nicholas Walker. The Committee is responsible for approving and supervising the compensation payable to the two senior officers of the Company, Messrs. Tietz and Younger, and for approving and supervising the compensation policies for the other executive officers of the Company. The Committee’s objective is to design and implement an overall compensation program that will attract, retain, and reward key employees, and align, insofar as possible, the interests of key employees with the interests of the Company’s shareholders.
Compensation Policies Followed in 2005
      Since the new executive team assumed the management of the Company in April of 1999, with the support of the new Board, the objectives of the Committee have been to retain the key executives of the Company to enable the Company to confront the challenges it met after the turmoil created by the activities of a former chairman of the Board of Directors of the Company, to provide incentives for, and to reward, efforts by the key officers and employees of the Company to optimize earnings, to align the interests of the officers and employees of the Company with the Company’s shareholders, and to provide incentives to senior management to support the efforts of the Transaction Committee of the Board in its efforts to enhance shareholder value.
      The Company takes a market-oriented approach to compensation, observing trends in compensation in the container-leasing industry, as well as in public companies in related industries, to ascertain the level of compensation for skilled professionals in the container leasing and related industries. The Committee has utilized broad market survey data, as well as customized data compiled for it by its independent compensation consultant. The Committee’s objective is to adopt compensation policies to attract and retain skilled container leasing professionals.
      The Committee, at its meeting held November 11, 2005, granted one-year extensions (to November 30, 2007) of the terms of employment of the senior officers of the Company whose employment agreements were due to expire on November 30, 2006. (The Chairman and Chief Executive Officer and the President and Chief Operating Officer of the Company, Messrs. Tietz and Younger, respectively, have employment agreements with automatically renewable two-year terms, as described under “Compensation of Executive Officers and Directors — Employment Agreements” herein). At the same time, the Committee approved the payment of severance benefits to the senior officers if they are terminated without cause.
      The Committee oversees the annual bonus programs adopted by the Company for its officers and employees. Under the plan for executive officers and key employees (other than Messrs. Tietz and Younger), participants are entitled to discretionary bonuses targeted from 15% to 30% of their base salaries. Bonuses are awarded based upon achieving targeted pre-tax earnings from operations, other Company performance objectives, individual objectives set for the participants by senior management, and, as to the aggregate amount of cash available for bonuses to participants, upon other objective factors as determined in the discretion of the Committee.
2005 Compensation of Chief Executive Officer and President and Chief Operating Officer
      The compensation payable by the Company to Mr. Tietz, the Chairman and Chief Executive Officer of the Company, and to Mr. Younger, the President and Chief Operating Officer of the Company, is set forth in their Employment Agreements, described under “Compensation of Executive Officers and Directors — Employment Agreements” herein. For 2005, both senior officers were paid a base salary and were eligible to receive an award of a discretionary bonus targeted at 50% of their base salary, with the final amount to be determined in the discretion of the Committee.

      At the first regularly-scheduled meeting of the Board of Directors each year, typically in March, the Compensation Committee reviews officer performance for the prior year, determines the level of bonuses for officers in respect of the prior year’s results, and sets the performance targets for management for the coming year.
      For 2005, the Committee established performance objectives for the award of bonuses to Messrs. Tietz and Younger, which included targeted levels of the following factors: earnings per share from operations, common share price and per share book value targets, free cash flow, and capital expenditures; progress in successfully securitizing the indebtedness of the Company’s joint venture subsidiary, CF Leasing, Ltd.; progress in establishing and implementing internal controls over financial reporting; and other objectives.
      At a meeting held on March 9, 2006 (in which the Chairman was unable to participate due to a family illness), the Committee reviewed the Company’s overall results and management’s success in achieving the performance objectives established by the Committee for 2005, and awarded a bonus of $178,039 to Mr. Tietz and $170,656 to Mr. Younger.

Respectfully submitted,

Charles Tharp, Chairman
Maurice Taylor
S. Nicholas Walker

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION
      The members of the Compensation Committee, Charles Tharp, Chairman, and Maurice Taylor and S. Nicholas Walker, are independent directors and do not have compensation committee interlocks within the meaning of Item 402(j) of the SEC’s Regulation S-K.
PERFORMANCE GRAPH
      The graph below compares cumulative shareholder returns for the Company as compared with the S&P 500 Stock Index (“S&P 500”) and the Dow Jones Transportation Index (“Dow Transportation Index”) for the five years ended December 31, 2005. The graph assumes the investment of $100 at the end of 2000 and the investment of all dividends.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG THE CRONOS GROUP, THE S&P 500 INDEX
AND THE DOW JONES TRANSPORTATION INDEX

	12/00	12/01	12/02	12/03	12/04	12/05

THE CRONOS GROUP	100.00	108.11	81.77	111.90	234.36	290.60

S&P 500	100.00	88.12	68.64	88.33	97.94	102.75

DOW TRANSPORTATION INDEX	100.00	90.70	80.29	105.86	135.21	150.97

*	$100 INVESTED ON 12/31/2000 IN CRONOS’ COMMON SHARES OR IN THE SPECIFIED INDEX, INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.
Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/ S&P.htm

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      As of April 7, 2006, there were 7,599,347 common shares of the Company, $2 par value, issued and outstanding. The following table sets forth certain information with respect to the beneficial ownership of the Company’s common shares as of April 7, 2006, by:

•	Each person who we know beneficially owns more than 5% of our common shares;

•	Each director;

•	Each executive officer or officer named in the Summary Compensation Table on page 15; and

•	The directors and named executive officers and officers of the Company as a group.
      Unless otherwise indicated, each of the persons listed in the table has sole voting and investment power with respect to the shares shown.

	Number of		Percent of
	Shares	Right to	Shares
Name	Owned(1)	Acquire(2)	Outstanding

Blavin Parties(3)	1,529,136	0	20.1%
Steel Partners II, L.P.(4)	1,440,971	0	19.0%
GM Investment & Co Limited(5)	640,000	0	8.4%
S. Nicholas Walker(6)(7)(8)(9)(10)(11)	1,407,320	46,330	19.0%
Dennis J. Tietz(12)(13)	52,145	300,000	4.5%
Peter J. Younger(13)	24,950	0	*
Frank P. Vaughan(14)(15)	8,000	35,000	*
Robert M. Melzer(6)(7)(16)	53,871	60,702	1.5%
Maurice Taylor(6)(7)(11)	72,998	46,330	1.6%
Charles Tharp(7)(17)	1,600	7,126	*
John M. Foy(15)(18)	8,000	95,000	1.3%
John C. Kirby(15)(18)	8,000	95,000	1.3%
All directors and executive officers as a group (9 persons)	1,636,884	685,488	28.0%

*	Less than one (1) percent.

(1)	Includes common shares held beneficially by spouses, minor children or grandchildren and excludes shares that may be acquired under options, warrants or rights.

(2)	Consists of all options, warrants or rights under which persons could acquire common shares currently and within 60 days following April 7, 2006. Any securities not outstanding which are subject to such options, warrants or rights shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

(3)	According to the Schedule 13D, dated September 24, 1999, of Blavin & Company, Inc., the general partner of PWB Value Partners, L.P. (“PWB”) and Paul W. Blavin, as principal for Blavin & Company, Inc., as well as the Form 3, dated November 24, 2003, as amended November 25, 2003, of Preservation of Capital Management LLC (“PCM”), the general partner of PWB and of PWB Value Partners II, L.P. (“PWB II”), these shares are held of record by PWB, PWB II and advisory clients of Blavin & Company, Inc. Blavin & Company, Inc. is located at 7025 North Scottsdale Road, Suite 230, Scottsdale, Arizona, 85253. Mr. Blavin’s business address is 7025 North Scottsdale Road, Suite 230, Scottsdale, Arizona, 85253. PCM and Mr. Blavin, as a member of PCM, disclaim all beneficial ownership of any shares of Cronos owned by PWB or PWB II.

(4)	According to Amendment No. 5 to their Schedule 13D, dated July 1, 2004, as well as the Form 4, dated February 17, 2004, of Steel Partners II, L.P., Steel Partners, L.L.C. and Warren G. Lichtenstein, as Chairman of the Board, Chief Executive Officer, Secretary and Managing Member of Steel Partners,

L.L.C., the general partner of Steel Partners II, L.P., these shares are held of record by Steel Partners II, L.P. The principal business address of Steel Partners II, L.P., Steel Partners, L.L.C. and Mr. Lichtenstein is 590 Madison Avenue, 32nd Floor, New York, New York 10022.

(5)	According to the Schedule 13G, dated December 12, 2005, of GM Investment & Co Limited and GML Limited, these shares are held of record by GM Investment & Co Limited. The principal business address of GM Investment & Co Limited and GML Limited is Suite 975, Europort, PO Box 714, Gibraltar.

(6)	Each of Messrs. Taylor, Walker, and Melzer has the right to acquire 15,000 common shares by exercising outstanding vested options on or before October 12, 2009, an additional 15,000 common shares by exercising outstanding vested options on or before January 9, 2011, an additional 15,000 common shares by exercising outstanding vested options on or before January 9, 2012, and an additional 126 common shares by exercising outstanding options on or before the date of the annual shareholder meeting in 2013.

(7)	Includes 1,500 restricted shares granted to each of Messrs. Taylor, Tharp, Walker, and Melzer under The Cronos Group’s 2005 Equity Incentive Plan.

(8)	Includes 1,087,070 common shares owned directly by The Lion Fund Limited, a Cayman Islands exempted company (“LFL”) and owned indirectly by Mr. Walker. LFL is managed by York Asset Management Limited (“YAML”). Mr. Walker is the Managing Director of YAML. Mr. Walker is also a potential beneficiary of two trusts which collectively own 5% of the outstanding capital stock of LFL. Other than for his potential beneficial interest in said trusts, Mr. Walker disclaims beneficial ownership of the common shares of the Company owned by LFL except to the extent of his pecuniary interest in LFL by reason of his position as Managing Director of YAML.

(9)	Includes 249,152 common shares of the Company owned directly by York Lion Fund, L.P., a Delaware limited partnership (“York Lion Fund”) and owned indirectly by Mr. Walker. The general partner of York Lion Fund is York GP, Ltd., a Cayman Islands exempted company (“York GP”). Mr. Walker is the Managing Director of York GP. Mr. Walker’s IRA owns a 0.75% interest in York Lion Fund. Mr. Walker is a beneficiary of a trust which owns an 84% interest in York Lion Fund. Other than for his beneficial interest in said IRA and said trust, Mr. Walker disclaims beneficial ownership of the common shares of the Issuer owned by York Lion Fund except to the extent of his pecuniary interest in York Lion Fund by reason of his position as Managing Director of York GP.

(10)	Includes 38,000 common shares of the Company owned directly by YorkProp Limited, a company organized under the laws of the British Virgin Islands (“YorkProp Ltd.”). Mr. Walker is a potential beneficiary of a trust which owns the parent of YorkProp Ltd. Other than for his beneficial ownership in said trust, Mr. Walker disclaims beneficial ownership in the common shares of the Company owned by YorkProp Ltd. except to the extent of his pecuniary interest in YorkProp Ltd. by reason of his position as Managing Director of YorkProp Ltd. and Managing Director of YAML (the investment manager of YorkProp Ltd.).

(11)	Includes 1,204 common shares issuable to each of Messrs. Walker and Taylor upon the settlement of director’s stock units granted under The Cronos Group’s 2005 Equity Incentive Plan.

(12)	Mr. Tietz may purchase 300,000 common shares by exercising outstanding options on or before December 10, 2008.

(13)	Includes 20,000 restricted shares granted to each of Messrs. Tietz and Younger under The Cronos Group’s 2005 Equity Incentive Plan.

(14)	Mr. Vaughan may purchase 25,000 common shares by exercising outstanding options on or before February 3, 2010 and an additional 10,000 common shares by exercising outstanding options on or before January 8, 2011.

(15)	Includes 8,000 restricted shares granted to each of Messrs. Vaughan, Foy, and Kirby under The Cronos Group’s 2005 Equity Incentive Plan.

(16)	Includes 14,127 common shares issuable upon the settlement of director’s stock units granted to Mr. Melzer under The Cronos Group’s Non-Employee Directors’ Equity Plan and 1,449 common shares issuable upon the settlement of director’s stock units granted to Mr. Melzer under The Cronos Group’s 2005 Equity Incentive Plan.

(17)	Mr. Tharp may purchase 7,000 common shares by exercising outstanding options on or before October 12, 2009 and an additional 126 common shares by exercising outstanding options on or before the date of the annual shareholder meeting in 2013.

(18)	Messrs. Foy and Kirby may each purchase 80,000 shares by exercising outstanding options on or before February 3, 2010, and an additional 15,000 shares by exercising outstanding options on or before January 8, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance
      The Company’s directors and executive officers, and beneficial owners of more than ten percent of the Company’s common shares, must file reports with the SEC indicating the number of the Company’s common shares they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to the Company. Based on its review of the copies of beneficial ownership reports received by it, we believe that, during the fiscal year ended December 31, 2005, all filing requirements applicable to our officers, directors, and greater than ten percent beneficial owners were complied with.
OTHER MATTERS
      The proxyholders are authorized to vote, in their discretion, upon any other business that comes before the annual meeting and any adjournment of the meeting. The Board knows of no other matters which will be presented to the meeting.
OTHER INFORMATION
      Shareholders are invited to visit the Company’s internet website at www.cronos.com for real-time information throughout the year about the Company and for links to SEC filings of the Company.

By Order of the Board of Directors,

Dennis J. Tietz
Chairman of the Board and
Chief Executive Officer
Luxembourg
April 25, 2006

APPENDIX A
AUDIT COMMITTEE CHARTER
(as Amended and Restated)

THE CRONOS GROUP
AUDIT COMMITTEE
OF
BOARD OF DIRECTORS

COMMITTEE CHARTER
Function of the Committee
      The Committee’s role is to act on behalf of the Board of Directors (the “Board”) of The Cronos Group (the “Company”) in overseeing all material aspects of the Company’s reporting, control, and audit functions, except those specifically related to the responsibilities of another committee of the Board. The Committee’s role includes a review of the qualitative aspects of financial reporting to the Company’s shareholders and the supervision of compliance by the Company with significant legal and regulatory requirements applicable to the financial reporting of the Company.
      The Committee’s role includes coordination with other Board committees and the maintenance of a strong and positive working relationship with the management of the Company, with the Company’s internal accounting staff, with the Company’s independent auditors, with counsel and with other advisors to the Committee.
      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate or in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors of the Company.
Membership of the Committee
      The Committee shall consist of at least three and no more than five independent, non-executive members of the Board of the Company. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board of the Company. To the extent practicable, members of the Committee shall have the ability to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and statement of cash flow, or to be able to do so within a reasonable period of time after the member’s appointment to the Committee. The Chair of the Committee shall be selected by the full Board of the Company.
      Objectives and Operating Principles
      The Committee shall fulfill its responsibilities within the context of the following objectives and operating principles:

•	Independence of Members. The members of the Committee shall consist of non-executive members of the Board. Each member of the Committee shall be free of any relationship that, in the judgment of the Board, would interfere with his or her individual exercise of independent judgment. Each member of the Committee shall meet the definition of independence set forth in NASD Rule 4200(a)(14).

•	Communications. The Chair and the other members of the Committee shall, to the extent appropriate, have contact throughout the year with the senior management of the Company, other committee chairs and advisors, the internal accounting and internal audit staff of the Company and the Company’s independent auditors, so as to strengthen the Committee’s knowledge of relevant, current, and prospective accounting and control issues.

•	Meeting Agenda. The Committee’s meeting agenda shall be the responsibility of the Committee Chair, with input from the members of the Committee and management.

•	Information Requirements. The Committee shall communicate its expectations with respect to the information required by the Committee to management, to the Company’s internal audit staff and to the Company’s outside auditors.

•	Independent Advisors. The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting, or other advisors.

•	Attendance at Committee Meetings. The Committee shall request members of management, the Company’s internal and external auditors and counsel, as applicable, to participate in meetings of the Committee as necessary to carry out the Committee’s responsibilities. At least once a year, the Committee shall meet in executive session with only the members of the Committee and the Company’s independent auditors present. It is understood that any of the internal accounting staff, internal audit staff, officers of the Company, independent auditors of the Company, or counsel may, at any time, request a meeting with the Committee or the Chair of the Committee with or without management in attendance.

•	Report to the Board. The Committee, through the Chair of the Committee, shall report periodically to the full Board. In addition, minutes of all meetings of the Committee (other than those held in executive session) shall be prepared and made available to each Board member.

•	Meeting Frequency. The Committee shall meet at least quarterly. Additional meetings shall be scheduled as necessary by the Chair of the Committee.

•	Report to Shareholders. The Committee shall prepare a report to the shareholders of the Company for inclusion in the Company’s proxy statement distributed to shareholders in connection with any annual meeting of shareholders at which directors are to be elected in conformity with Item 306 of Regulation S-K of the SEC.

•	Committee’s Relationship with External Auditors. The Company’s independent auditors, in their capacity as independent public accountants, shall be responsible to the Board and to the Committee as representatives of the shareholders of the Company. The independent auditors shall report all of the relevant accounting and control issues to the Committee that come to the attention of the independent auditors. In executing its oversight role, the Committee shall review the work of the Company’s independent auditors.

•	Committee’s Relationship with Internal Auditors. The internal audit staff shall be responsible to the Committee. The internal audit staff shall report all relevant accounting and control issues to the Committee that come to the attention of the internal auditors. In exercising its oversight role, the Committee shall review the work of the internal audit staff.

•	Direct Input to Chair of Committee. If either the internal accounting staff, the internal audit staff or the independent auditors of the Company identify significant issues relative to the accounting or control functions of the Company that have been communicated to senior management but, in their judgment, have not been adequately addressed, then such matters should be communicated directly to the Chair of the Committee.
Committee’s Responsibilities
      The Committee shall:

•	Review and reassess the adequacy of this Charter annually and include the Charter as an appendix to the Company’s proxy statement in accordance with the SEC’s proxy regulations.

•	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

•	Review and discuss with management and the independent auditors the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors’ review of the quarterly financial statements.

•	Review and discuss quarterly with the independent auditors:

•	All critical accounting policies and practices to be used.

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

•	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Review the independent auditors’ annual audit plans and the degree to which they can be relied upon to detect fraud and weaknesses in internal controls, including information technology.

•	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•	Review with the Company’s management and the independent auditors the Company’s general policies and procedures so as to reasonably assure the adequacy of internal accounting and financial controls.

•	Discuss with the independent auditors any relevant recommendation which they may have regarding improving internal financial controls, the selection of accounting principles and management’s reporting systems.

•	Obtain from the independent auditors a written statement delineating all relationships between the auditors and the Company, consistent with the Independence Standards Board’s Standard No. 1, and evaluate the independent auditors’ independence in light of any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

•	Evaluate whether the provision of permitted non-audit services by the independent auditors to the Company is compatible with maintaining the auditors’ independence, taking into account the opinions of management and the Company’s internal audit staff.

•	The Audit Committee shall present its conclusions with respect to the independent auditors to the Board.

•	Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Committee prior to the completion of the audit. In this regard, the Committee may delegate to one or more designated members the authority to pre-approve audit and permissible non-audit services provided to the Company by the independent auditors, provided such pre-approval decisions are presented to the full Committee at its next meeting.

•	Provide support to other Committees of the Board, as requested by the Committees, with respect to accounting, audit, and related issues.

•	Apprise the Board, by means of oral reports, distribution of the minutes of its meetings and special presentations, when necessary, of significant developments relating to the performance of the Committee’s duties.

•	Provide guidance and oversight of the internal audit activities of the Company, including a review of the organization, plans and results of such activities.

•	Recommend to the Board any appropriate extension or change in the duties of the Committee.

•	Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Qs of the Company about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	Obtain and review a report from the independent auditors at least annually regarding (a) the independent auditors’ internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five (5) years respecting one or more independent audits carried out by the firm to the extent that such information is publicly available and (c) any steps taken to deal with any such issues.

•	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

•	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

•	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act regarding required responses to audit discoveries has not been invoked.

•	Oversee compliance with the requirements of the SEC for disclosure of independent auditors’ services and Committee members’ qualifications and activities.

•	As requested by the Board, review potential conflicts of interest under the Company’s Policy on Conflicts of Interest.

      This Charter, as amended and restated, was approved by the Audit Committee on March 19, 2003 and by the full Board of Directors of the Company on March 20, 2003. This Charter, as further amended and restated, was approved by the Audit Committee on August 3, 2005 and by the full Board of Directors of the Company on November 22, 2005.

DETACH HERE
PROXY
THE CRONOS GROUP
     This proxy is solicited on behalf of the Board of Directors of The Cronos Group for the annual meeting to be held on June 8, 2006.
     The undersigned hereby appoints S. Nicholas Walker, Robert M. Melzer, and Peter J. Younger, and each of them, proxies, with full power of substitution, to vote all common shares of The Cronos Group that the undersigned is entitled to vote at the annual meeting of shareholders to be held at the Hotel Le Royal, 12 Boulevard Royal, Luxembourg, on Thursday, June 8, 2006 at 9:00 a.m., local time, and at any adjournment, postponement, or continuation thereof. The proxies have the authority to vote as directed on the reverse side of this card with the same effect as though the undersigned were present in person and voting. The proxies are further authorized in their discretion to vote upon such other business as may properly come before the annual meeting and any adjournment, postponement, or continuation thereof. The undersigned revokes all proxies previously given to vote at the annual meeting.
     The Board of Directors recommends a vote for the nominee listed in Proposal 1 and for the adoption of Proposals 2 through 9.
SEE REVERSE SIDE. TO BE SIGNED ON REVERSE SIDE. SEE REVERSE SIDE.

Reverse side
[LOGO]
☑ Please mark votes as in this example
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS YOU DIRECT. IF YOU GIVE NO DIRECTION, WE WILL VOTE YOUR COMMON SHARES FOR ALL PROPOSALS. WE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS CARD.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL PROPOSALS

1.	Election of One Director

The Nominee is: Maurice Taylor.

☐ FOR NOMINEE MAURICE TAYLOR

☐ WITHHOLD AUTHORITY TO VOTE FOR NOMINEE MAURICE TAYLOR

2.	Approval of declaration of a dividend of seven (7) cents per common share for the second calendar quarter of 2006.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Approval of extension to December 1, 2007 of the grant of authority to the Board of Directors to implement a common share repurchase program.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Approval of our appointment of Deloitte S.A. as the Company’s independent auditors for the year ending December 31, 2006 for the Company’s consolidated accounts and the grant of authorization to the Board of Directors to fix the compensation of the independent auditors.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	Approval of our appointment of Fiduciaire Probitas S.à r.l. as the Company’s statutory auditors (Commissaire aux comptes) for the year ending December 31, 2006 for the Company’s unconsolidated accounts and the grant of authorization to the Board of Directors to fix the compensation of the statutory auditors.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

6.	Approval of the consolidated and unconsolidated financial statements of the Company for the year ended December 31, 2005 and the reports of the Company’s Board of Directors, independent auditors, and statutory auditors thereon.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

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7.	Discharge of the following members of the Board of Directors pursuant to Article 74 of the Luxembourg Companies Law from the execution of their mandate for the year ended December 31, 2005: Dennis J. Tietz, Peter J. Younger, Maurice Taylor, Charles Tharp, S. Nicholas Walker, and Robert M. Melzer.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

8.	Discharge of Fiduciaire Probitas S.à r.l. pursuant to Article 74 of the Luxembourg Companies Law from the execution of its mandate as statutory auditor for the year ended December 31, 2005.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

9.	Approval of the allocation of the profit/loss reported by the Company for the year ended December 31, 2005.

	☐ FOR	☐ AGAINST	☐ ABSTAIN
     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and at any adjournment, postponement, or continuation thereof.
     Please mark, sign, date, and return this Proxy in the accompanying prepaid envelope. Please sign exactly as your name appears on this Proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, both owners should sign.

Signature:	Date:

Signature:	Date:

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